As filed with the Securities and Exchange Commission on March 29, 2010

Registration Statement No. 33-70078

333-98559

333-108258

333-118521

333-126439

333-128032

333-134284

333-150344

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 2 to Form S-8 Registration Statement No. 33-70078	POST EFFECTIVE AMENDMENT NO. 2 to Form S-8 Registration Statement No. 333-98559

POST EFFECTIVE AMENDMENT NO. 2 to Form S-8 Registration Statement No. 333-108258	POST EFFECTIVE AMENDMENT NO. 1 to Form S-8 Registration Statement No. 333-118521

POST EFFECTIVE AMENDMENT NO. 1 to Form S-8 Registration Statement No. 333-126439	POST EFFECTIVE AMENDMENT NO. 1 to Form S-8 Registration Statement No. 333-128032

POST EFFECTIVE AMENDMENT NO. 2 to Form S-8 Registration Statement No. 333-134284	POST EFFECTIVE AMENDMENT NO. 1 to Form S-8 Registration Statement No. 333-150344

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENVIRONMENTAL POWER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1311	75-3117389
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

120 White Plains Road, 6th Floor

Tarrytown, New York 10591

(914) 631-1435

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard E. Kessel

President and Chief Executive Officer

Environmental Power Corporation

120 White Plains Road, 6th Floor

Tarrytown, New York 10591

(914) 631-1435

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Dennis Haines Vice President and General Counsel Environmental Power Corporation 120 White Plains Road, 6th Floor Tarrytown, New York 10591 Tel: (914) 631-1435 Fax: (914) 631-1436	Scott Pueschel, P.C. Pierce Atwood LLP One New Hampshire Avenue, Suite 350 Portsmouth, New Hampshire 03801 Tel: (603) 433-6300 Fax: (603) 433-6372

TERMINATION OF OFFERING

This Post-Effective Amendment relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) filed by Environmental Power Corporation (the “Registrant”):

•	Registration No. 33-70078, registering the offering of 500,000 shares of common stock to be sold by the Registrant pursuant to its 1993 Director Option Plan, of which 473,565 shares remain unsold;

•

Registration No. 333-98559, registering the offering of 778,571 shares of common stock to be sold by the Registrant pursuant to its 2001 Stock Incentive Plan, 2002 Director Option Plan and two option agreements entered into with a director, of which 522,126 shares remain unsold;

•

Registration No. 333-108258, registering the offering of 30,459 shares of common stock to be sold by the Registrant pursuant to its 2003 Incentive Compensation Plan, of which 30,459 shares remain unsold;

•

Registration No. 333-118521, registering the offering of 857,142 shares of common stock to be sold by the Registrant pursuant to three option agreements entered into with officers and directors, of which 857,142 shares remain unsold;

•

Registration No. 333-126439, registering the offering of 428,571 additional shares of common stock to be sold by the Registrant pursuant to its 2001 Stock Incentive Plan, of which 428,571 shares remain unsold;

•

Registration No. 333-128032, registering the offering of 1,200,000 shares of common stock to be sold by the Registrant pursuant to its 2005 Equity Incentive Plan, of which 1,200,000 shares remain unsold;

•	Registration No. 333-134284, registering the offering of 90,000 shares of common stock to be sold by the Registrant pursuant to its 2006 Director Option Plan, of which 90,000 shares remain unsold; and

•	Registration No. 333-150344, registering the offering of 500,000 shares of common stock to be sold by the Registrant pursuant to its 2006 Equity Incentive Plan, of which 364,750 shares remain unsold.

The foregoing share amounts give effect to all previous post-effective amendments to the foregoing Registration Statements as well as the Registrant’s 1-for-7 reverse stock split effective November 30, 2004.

The registrant is filing this Post-Effective Amendment to the Registration Statements solely to deregister any and all securities previously registered under the Registration Statements that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tarrytown, State of New York, on March 29, 2010.

ENVIRONMENTAL POWER CORPORATION

By:	/S/ RICHARD E. KESSEL
Richard E. Kessel
President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Environmental Power Corporation, hereby severally constitute and appoint Richard E. Kessel, Michael E. Thomas and Dennis Haines, and each of them singly, our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below the Post-Effective Amendment filed herewith and any and all pre-effective and post-effective amendments to said Post-Effective Amendment and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Environmental Power Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney, to said Post-Effective Amendment and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ RICHARD E. KESSEL Richard E. Kessel	President, Chief Executive Officer and Director (Principal Executive Officer)	March 29, 2010

/S/ MICHAEL E. THOMAS Michael E. Thomas	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	March 29, 2010

/S/ JOSEPH E. CRESCI Joseph E. Cresci	Chairman of the Board of Directors	March 29, 2010

/S/ KAMLESH R. TEJWANI Kamlesh R. Tejwani	Vice Chairman of the Board of Directors	March 29, 2010

/S/ ROGER S. BALLENTINE Roger S. Ballentine	Director	March 29, 2010

John R. Cooper	Director

/S/ LON HATAMIYA Lon Hatamiya	Director	March 29, 2010

/S/ STEVEN KESSNER Steven Kessner	Director	March 29, 2010

August Schumacher, Jr.	Director

Robert I. Weisberg	Director